Exhibit 99.1

Alarm.com to Acquire Two Business Units from Icontrol Networks

Tysons, VA – June 23, 2016 – Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform solution for the connected home and business, today announced that it has entered into a definitive agreement to acquire two business units, Connect and Piper, from Icontrol Networks.

Connect, based in Redwood City, California, provides an interactive security and home automation platform that powers several service providers’ solutions including ADT Pulse® with over 1.6 million subscribers. Piper, based in Ottawa, Canada, designs, produces and sells a Wi-Fi-enabled video and home automation hub.

The market for Internet of Things (IoT) services for both residential and commercial applications is rapidly expanding. With a growing number of companies and new devices entering the category, technology will increasingly define the space and enable the more than 15 thousand independent security dealers in the U.S. to participate in the smart home and business opportunity. The Connect and Piper units from Icontrol offer technology infrastructure, talent, key relationships and new hardware devices that are expected to complement the Alarm.com platform and help accelerate innovation to keep Alarm.com’s service provider partners ahead in a dynamic market.

“This acquisition will enhance our research and development scale so that we can continue to deliver long-term value to our partners through innovative technology,” said Steve Trundle, President and CEO of Alarm.com. “We look forward to welcoming the Icontrol team and to building upon the solid relationships within their customer base.”

Transaction Details

The transaction purchase price is approximately $140 million. Alarm.com expects to fund the transaction with a combination of cash on hand and debt available under the Company’s credit facility. Alarm.com expects the acquisition to contribute to revenue growth and be EPS accretive on a non-GAAP basis for the full-year 2017. Alarm.com expects to provide further details on the anticipated financial contribution from the acquired operations following closing of the transaction. The transaction is expected to be completed by the end of 2016 and is subject to customary closing conditions, regulatory approvals as well as the closing of Comcast’s acquisition of Icontrol’s Converge business unit announced separately today.

Raymond James acted as the financial advisor to Alarm.com on this transaction.

About Alarm.com

Alarm.com is the leading platform solution for the connected home and business. Millions of people depend on Alarm.com’s technology to monitor and control their property from anywhere. Centered on security and remote monitoring, our platform addresses a wide range of market needs and enables application-based control for a growing variety of Internet of

Things (IoT) devices. Our security, video monitoring, intelligent automation and energy management solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com’s common stock is traded on the Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “expect,” “will,” “continue,” “enable” and other similar terms and phrases, and those forward-looking statements include the statements that: the acquisition will help accelerate innovation to keep our service provider partners ahead of the market, the acquisition will enhance our research and development scale so that we can continue to deliver long-term value to our partners, we look forward to building upon the solid relationships within Icontrol’s customer base, we expect to fund the transaction with a combination of cash on hand and debt available under our credit facility, we expect the acquisition to contribute to revenue growth and be EPS accretive on a non-GAAP basis for the full-year 2017, we expect to provide further details on the anticipated financial contribution from the acquired operations after closing and we expect the transaction to be completed by the end of 2016. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including: our ability to integrate and build upon the acquisitions of Connect and Piper as we expect, our ability to build upon Icontrol’s customer base, our cash on hand and available debt financing at closing, whether the acquisitions will be accretive on a non-GAAP basis as we expect and uncertainties regarding the timing of the closing for regulatory and other reasons, as well as other risks and uncertainties discussed in the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and other filings we make with SEC from time to time. In addition, the forward-looking statements included in this press release represent our views as of this date. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after this date.

Contact

Investor Relations:

Gabriela Silber

The Blueshirt Group

ir@alarm.com

212.871.3938

Media Relations:

Matthew Zartman

Alarm.com

mzartman@alarm.com

571.356.9158